Exhibit 99.1

VEGA LINKS, INC.

FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 21, 2026 (INCEPTION) THROUGH JULY 30, 2026

Independent Auditor’s Report

To the Board of Directors and

Shareholders of Vega Links, Inc.

Opinion

We have audited the accompanying financial statements of Vega Links, Inc. (“the Company”) for the period January 21, 2026 (inception) through July 30, 2026, which comprise the balance sheet as of July 30, 2026, and the related statement of operations, changes in stockholders’ deficit and cash flows for the period from January 21, 2026 (inception) through July 30, 2026, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 30, 2026, and the results of its operations and its cash flows for the period from January 21, 2026 (inception) through July 30, 2026, in accordance with the accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the ‘Auditor’s responsibilities for the audit of the financial statements’ section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events considered in aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ KNAV CPA LLP

Atlanta, Georgia

October 14, 2026

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VEGA LINKS, INC.

BALANCE SHEET

(all amounts in USD, except number of shares and per share data)

July 30, 2026
Assets
Current assets:
Cash	$70,129
Prepaid expenses	2,600
Total current assets	72,729
Computer and equipment, net	3,217
Total assets	$75,946

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$8,675
Accrued liabilities	800
Liability for unvested restricted stock, current	15,604
Loan from shareholder	25,000
Total current liabilities	50,079
Noncurrent liabilities:
Liability for unvested restricted stock, noncurrent	40,376
Total noncurrent liabilities	40,376
Total liabilities	90,455

Commitments and contingencies (Note 8)
Stockholders’ deficit:
Common stock, $0.0001 par value; 20,000,000 shares authorized; 11,180,000 shares issued, of which 8,334 shares were vested and 11,171,666 shares were unvested and subject to repurchase as of July 30, 2026	1
Additional paid-in capital	1,836
Accumulated deficit	(16,346)
Total stockholders’ deficit	(14,509)
Total liabilities and stockholders’ deficit	$75,946

The accompanying notes are an integral part of these financial statements.

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VEGA LINKS, INC.

STATEMENT OF OPERATIONS

(all amounts in USD, except number of shares and per share data)

For the period from
January 21, 2026 (inception)
through
July 30, 2026
Operating expenses:
General and administrative	$16,346
Total operating expenses	16,346
Loss from operations	(16,346)
Income tax expense	-
Net loss	$(16,346)

The accompanying notes are an integral part of these financial statements.

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VEGA LINKS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(all amounts in USD, except number of shares and per share data)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at inception (January 21, 2026)	-	$-	$-	$-	$-
Transfer from restricted stock award deposit liability on vesting	8,334	1	82	-	83
Stock-based compensation	-	-	1,754	-	1,754
Net loss	-	-	-	(16,346)	(16,346)

Balance at July 30, 2026	8,334	$1	$1,836	$(16,346)	$(14,509)

The accompanying notes are an integral part of these financial statements.

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VEGA LINKS, INC.

STATEMENT OF CASH FLOWS

(all amounts in USD, except number of shares and per share data)

January 21, 2026
(inception)
through
July 30, 2026

Cash flows from operating activities:
Net loss	$(16,346)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,754
Depreciation	189
Changes in operating assets and liabilities:
Prepaid expenses	(2,600)
Accounts payable	8,675
Accrued liabilities	800
Net cash used in operating activities	(7,528)
Cash flows from investing activities:
Purchases of computer and equipment	(3,406)
Net cash used in investing activities	(3,406)
Cash flows from financing activities:
Proceeds from issuance of restricted stock awards subject to repurchase	56,063
Proceeds from loan from shareholder	25,000
Net cash provided by financing activities	81,063
Net increase in cash	70,129
Cash at beginning of the period	-
Cash at end of the period	$70,129

The accompanying notes are an integral part of these financial statements.

5

VEGA LINKS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations and Liquidity

Business Description

Vega Links, Inc. (the “Company”) was incorporated in the State of Delaware on January 21, 2026. The Company is a development-stage technology company engaged in the development of semiconductor connectivity technology. Since inception, the Company’s activities have consisted principally of organizing the Company, engaging service providers, raising capital through the issuance of common stock, and initial development activities. The Company has not commenced revenue-generating operations. The Company’s fiscal year ends on December 31. These financial statements present the Company’s financial position as of July 30, 2026, and its results of operations, changes in stockholders’ deficit, and cash flows for the period from January 21, 2026 (inception) through July 30, 2026. Because the Company was incorporated during 2026, no comparative period is presented. The Company has no subsidiaries and, accordingly, these financial statements are presented on a standalone basis.

Liquidity

In accordance with Accounting Standards Codification (“ASC”) 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

The Company is a development-stage company that has not commenced revenue-generating operations. It has incurred a net loss of $16,346 and used $7,528 of cash in operating activities and $3,406 in investing activities, funded by $81,063 of financing inflows from the issuance of restricted stock awards and a loan from shareholder. As at July 30, 2026, the Company held cash of $70,129 and had total liabilities of $90,455, consisting of accounts payable of $8,675, accrued liabilities of $800, liability for unvested restricted stock of $55,980 and a non-interest-bearing loan from shareholder of $25,000 that is due on demand. The Company has no credit facility or other committed third-party source of financing. The Company’s cash on hand of $254 at October 14, 2026, is not sufficient to settle its recognized obligations, to cover the administrative costs of maintaining its corporate existence, or to fund, on a standalone basis, the continued development of its semiconductor connectivity technology, on which the Company is substantially dependent. These conditions raised substantial doubt about the Company’s ability to continue as a going concern before consideration of management’s plans.

On July 31, 2026, the Company became a wholly owned subsidiary of Palomino Laboratories Inc. (“Palomino”). Palomino acquired the Company in order to continue and fund the development of its technology, and Palomino has funded the Company’s development costs since the closing. At October 14, 2026, the date these financial statements were available to be issued, Palomino held approximately $17.4 million cash, which is sufficient to fund the Company’s requirements for at least twelve months from the date these financial statements are available to be issued, and its funding of the Company does not depend on Palomino raising additional capital. Management has concluded that Palomino’s funding alleviates the substantial doubt about the Company’s ability to continue as a going concern for at least twelve months from the date these financial statements are available to be issued.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

The following is a summary of significant accounting policies consistently applied during the preparation of the accompanying financial statements.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). The Company has no subsidiaries and, accordingly, these financial statements are not presented on a consolidated basis.

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Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Risks and Uncertainties

The Company is subject to risks and uncertainties common to early-stage companies developing semiconductor technology, including the ability to complete the development of its technology, rapid technological change, the risk that other companies develop and bring to market similar technology before the Company, dependence on key personnel and service providers, protection of its intellectual property, future dependence on third-party foundries and suppliers, and the continued availability of funding, which, following the acquisition described in Note 1, is provided by Palomino. In addition, global macroeconomic conditions, including inflation, elevated interest rates, volatility in the capital markets and changes in trade policy such as tariffs and export controls, together with geopolitical events, including the ongoing conflicts between Russia and Ukraine and in the Middle East and geopolitical tensions involving China, have created uncertainty in the global economy and the semiconductor supply chain. These conditions could delay the Company’s development activities or increase its costs. Management has evaluated these conditions and, as of the date these financial statements were available to be issued, is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying amounts of its assets or liabilities. These estimates may change as new events occur and additional information becomes available, and any such changes will be recognized in the financial statements when they become known.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (the exit price) in an orderly transaction between market participants at the measurement date. The fair value standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. The Company uses the hierarchy prescribed in the accounting guidance for fair value measurements, based upon the available inputs to the valuation and the degree to which they are observable or not observable in the market. The three levels in the hierarchy are as follows:

Level 1 - Quoted prices (unadjusted) for identical assets or liabilities in active markets that are accessible as of the measurement date;

Level 2 - Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

Level 3 - Unobservable inputs reflecting the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

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The carrying amounts of certain financial assets and liabilities, including cash, accounts payable, liability for unvested restricted stock and loan from shareholder approximate fair value because of the short maturity and liquidity of those instruments. The classification of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement in its entirety.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains its cash in a demand deposit account at a single financial institution. Balances at this institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At July 30, 2026, the Company’s cash balance of $70,129 did not exceed the insured limit, and the Company has not experienced any losses on this account.

Cash

Cash consists of demand deposits held at one financial institution. The Company does not hold cash equivalents.

Computer and Equipment, Net

Computer and equipment, net is stated at cost, less accumulated depreciation. Expenditure for additions and improvements costing $3,000 or more with a useful life greater than one year are capitalized. Depreciation is computed using the straight-line method over the estimated useful life of the assets, which is three (3) years for laptops and information technology equipment.

The Company evaluates the net realizable value of long-lived assets whenever events or changes in circumstances indicate the carrying value of the assets may not be recoverable. If such indicators are present, the Company determines whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over their fair value. No circumstances or events indicated impairment to computer and equipment as of July 30, 2026.

Restricted Stock Awards and Share-Based Compensation

The Company’s share-based awards consist solely of shares of common stock sold to its founders and other service providers under stock purchase agreements (“restricted stock awards”). All grantees are nonemployee service providers, founders and directors engaged under consulting agreements. The shares are legally issued at the date of purchase but are subject to vesting based on the grantee’s continued service and to the Company’s right to repurchase any unvested shares at the original purchase price if the grantee ceases to provide services. The restricted stock awards are nonemployee share-based payment awards that meet the criteria for equity classification under ASC 718, Compensation - Stock Compensation. Compensation cost is measured at the grant date as the excess, if any, of the grant-date fair value of the shares over the purchase price paid by the grantee and is not subsequently remeasured. Compensation cost is recognized in the same period and in the same manner as if the Company had paid cash for the services. Accordingly, the cost of each separately vesting tranche of an award is recognized ratably over the period from the grant date to the vesting date of that tranche, and the cost of shares that are vested at the grant date is recognized on the grant date. The Company accounts for forfeitures as they occur, and no compensation cost is recognized for shares repurchased by the Company because the service condition was not satisfied. Awards purchased at a price equal to or greater than the grant-date fair value of the shares result in no compensation cost. Stock-based compensation expense is included in general and administrative expenses in the statement of operations.

8

The Company estimated the fair value of its common stock as of July 7, 2026, using an income approach based on the incremental profit the Company expected to earn from performing development work under the contemplated Strategic Development Agreement with Palomino. Calculating the fair value of the common shares using this method requires inputs and assumptions, including the expected milestone payments, the probability of achieving each milestone, the operating margin and the discount rate. The Company estimated the expected milestone payments and their timing based on the terms of the contemplated agreement. Because Palomino would fund the development activities, the approximately $2.0 million of anticipated milestone payments was not considered attributable to the Company’s existing equity value; instead, the Company applied an estimated operating margin to the probability-adjusted milestone payments and discounted the resulting expected profits to present value. The probability of achieving each milestone is based on the Company’s estimates. The Company estimated the operating margin based on the operating margins of other comparable publicly traded technology and IT services companies, adjusted for the Company’s smaller scale and early-stage operations. The discount rate was derived based on the ICE BofA CCC & Lower U.S. High Yield Index effective yield as of the measurement date, as a market-based proxy for the required return on the probability-adjusted cash flows. The milestone-specific execution risk is reflected in the probabilities and not in the discount rate.

Upon termination of service of a service provider, the Company has the right to repurchase any unvested, but issued, shares of common stock at the original purchase price. The consideration received for the purchase of unvested shares is accounted for as a deposit of the purchase price and is recorded as a liability for unvested restricted stock. Upon vesting of the shares pursuant to the stock purchase agreements, the shares and related liability are reclassified into common stock and additional paid-in capital. Upon forfeiture, the deposits are refunded to the holders, and the corresponding liability is extinguished. The liability for unvested restricted stock is classified as current for the portion of shares scheduled to vest within twelve months of the balance sheet date, based on each award’s contractual vesting schedule, and as noncurrent for the portion scheduled to vest thereafter. As of July 30, 2026, the Company had $15,604 recorded in liability for unvested restricted stock, current, and $40,376 recorded in liability for unvested restricted stock, noncurrent, related to 11,171,666 unvested shares of common stock subject to repurchase. In connection with the restricted stock awards, each grantee made an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to recognize compensation income in the year of purchase equal to the excess, if any, of the fair market value of the shares on the purchase date, determined without regard to any restrictions other than restrictions that will never lapse, over the purchase price paid. The elections are tax elections made by the grantees and do not affect the Company’s accounting for the restricted stock awards under ASC 718.

Related Parties

The Company considers parties to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions or owns more than 10.0% of the Company’s common stock. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation. The Company reviews the relationships of its vendors, customers, shareholders, and board members to determine whether there are any parties that meet the criteria to be considered related. Any party that is deemed to be related to the Company is referred to as an “affiliate” or “related party” in these financial statements.

General and administrative Costs

General and administrative costs are expensed as incurred and consist primarily of administrative, depreciation expense, stock-based compensation expense and professional fees.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes (“ASC 740”), from its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are classified as non-current. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

9

The Company recognizes the tax benefits of uncertain tax positions only when the positions are “more likely than not” to be sustained assuming examination by tax authorities and determined to be attributed to the Company. The determination of attribution, if any, applies for each jurisdiction where the Company is subject to income taxes on the basis of laws and regulations of the jurisdiction. The application of laws and regulations is subject to legal and factual interpretation, judgement, and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations, and court rulings. Therefore, the actual liability of the various jurisdictions may be materially different from management’s estimate. As of July 30, 2026, the Company does not have any unrecognized tax benefits.

Recently Adopted Accounting Pronouncement

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU No. 2023-09 is intended to improve income tax disclosure requirements by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) the disaggregation of income taxes paid by jurisdiction. The guidance makes several other changes to the income tax disclosure requirements. For entities other than public business entities, the guidance in ASU 2023-09 is effective for annual reporting periods beginning after December 15, 2025, with early adoption permitted. As the Company was incorporated on January 21, 2026, it applied this guidance from inception. The adoption of the standard enhanced the income tax disclosures (see Note 7), but did not impact the results of operations, cash flows or financial condition.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses. ASU 2024-03 requires additional disclosure of specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The requirements will be applied prospectively with the option for retrospective application. The Company is currently evaluating the impact that the adoption of ASU 2024-03 will have on its financial statements and disclosures.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and ensures that there are proper controls in place to ascertain that the Company’s financial statements properly reflect the change. Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

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Note 3. Computer and Equipment, Net

Computer and equipment, net consisted of:

July 30, 2026

Laptops and IT equipment	$3,406
Less: accumulated depreciation	(189)
Computer and equipment, net	$3,217

Depreciation expense for the period ended July 30, 2026, was $189, which is included within general and administrative expenses on the statement of operations.

Note 4. Common Stock

As of July 30, 2026, the Company was authorized to issue 20,000,000 shares of common stock, par value $0.0001 per share. The Company has one class of common stock. Upon its incorporation on January 21, 2026, the Company was authorized to issue 10,000,000 shares of common stock, par value $0.0001 per share. On June 12, 2026, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, which increased the number of authorized shares of common stock from 10,000,000 to 20,000,000. At July 30, 2026, 11,180,000 shares were legally issued, of which 8,334 were vested and 11,171,666 were unvested and subject to repurchase.

In March 2026, the Company issued 5,630,000 shares of common stock to its founders and a service provider at $0.0001 per share for aggregate proceeds of $563. In July 2026, the Company issued 5,550,000 shares of common stock to service providers at $0.0100 per share for aggregate proceeds of $55,500. The grant-date fair value of the common stock issued on July 7, 2026 was approximately $0.0175 per share, based on the Company’s estimate of the fair value of its common stock on the issuance date using the income approach described in Notes 2 and 5. The excess of the grant-date fair value over the $0.0100 purchase price, approximately $0.0075 per share or $41,625 in aggregate, is recognized as compensation cost over the vesting period of the awards (Note 5).

All shares issued to service providers, founders and directors are subject to vesting and to the Company’s right to repurchase unvested shares at the original purchase price if the holder ceases to be a service provider. The shares generally vest over 48 months from the applicable vesting commencement date, with 25% vesting on the first anniversary of that date and the remainder vesting monthly thereafter; one grant of 50,000 shares vests monthly over 12 months beginning May 1, 2026. The unvested shares are held in escrow until vested, and holders retain voting and dividend rights. At July 30, 2026, 8,334 shares were vested and 11,171,666 shares remained subject to the repurchase right. Of the $56,063 received from service providers, a total of $83 related to the vested shares was reclassified from the liability for unvested restricted stock to stockholders’ deficit, of which $1 was allocated to common stock and $82 to additional paid-in capital.

Note 5. Restricted Stock Awards and Stock-Based Compensation

The Company and Palomino entered into a mutual non-disclosure agreement on April 1, 2026 and negotiated the Strategic Development Agreement from April 2026 until the parties signed it on July 10, 2026, three days after the July 7, 2026 grant date, with effect from July 13, 2026. The expected milestone payments (six payments totaling $2.0 million were assumed) were weighted by the Company’s estimated cumulative probabilities of achievement (ranging from 72.9% to 100%), reduced to a 13.0% operating margin, and discounted at 13.8% as of July 7, 2026. Based on this analysis, the Company’s estimated standalone total equity value was approximately $196,000, or approximately $0.0175 per share based on 11,180,000 shares of common stock issued, including unvested shares subject to repurchase. As described in Note 2, the Company applied this estimate as the grant-date fair value of the shares issued on July 7, 2026.

Founder Shares

In March 2026, the Company issued 5,600,000 shares of common stock to its founders at $0.0001 per share. At the March 2026 grant date the Company had no operations, assets or contractual arrangements, and the board of directors determined that the fair value of the common stock was equal to its par value of $0.0001 per share, which was also the price paid by the founders; accordingly, no compensation cost was recognized. No founder shares vested during the period ended July 30, 2026. The following table summarizes the award activity for the period ended July 30, 2026:

	Founder Shares	Weighted-Average Grant Date Fair Value
Unvested at January 21, 2026 (inception)	-	$-
Granted	5,600,000	0.0001
Vested	-	-
Forfeited	-	-
Unvested at July 30, 2026	5,600,000	$0.0001

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Consultant Shares

During the period, the Company issued 5,580,000 shares of common stock to consultants. Of these, 30,000 shares were issued in March 2026 at $0.0001 per share and 5,550,000 shares were issued in July 2026 at $0.0100 per share. The $0.0001 purchase price of the March 2026 shares equaled their grant-date fair value, so those shares carry no compensation cost. The $0.0100 purchase price of the July 7, 2026, shares was lower than their grant-date fair value of $0.0175 per share, which results in total compensation cost of $41,625. Of this amount, $1,754 was recognized for the period ended July 30, 2026. During the period, 8,334 consultant shares vested, with a total grant-date fair value of $146.

The following table summarizes the award activity for the period ended July 30, 2026:

	Consultant Shares	Weighted-Average Grant-Date Fair Value
Unvested at January 21, 2026 (inception)	-	$-
Granted	5,580,000	0.0174
Vested	(8,334)	0.0175
Forfeited	-	-
Unvested at July 30, 2026	5,571,666	$0.0174

The table below presents additional information related to restricted stock award activity:

	Founders	Consultants
Total fair value of shares vested during the period (grant-date fair value)	$-	$146

The Company estimates the grant-date fair value of restricted stock awards based on the fair value of the Company’s common stock on the date of grant. As of July 30, 2026, the total unrecognized compensation cost related to nonvested restricted stock awards was $39,871, which the Company expects to recognize over a weighted-average period of 2.0 years.

Note 6. Related Party Debt and Transactions

Loan from Shareholder

In February 2026, the Company entered into a loan agreement with the Chief Executive Officer (“CEO”) in the amount of $25,000. The loan is non-interest-bearing, unsecured, and due on demand, and is classified as a current liability in the balance sheet as at July 30, 2026.

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Amounts Paid on Behalf of the Company

During the period the CEO paid patent registration costs of $1,930 on behalf of the Company. The amount is reimbursable, non-interest-bearing and due on demand, and is included within accounts payable on the balance sheet at July 30, 2026.

Related Party Consulting Arrangements

The Company’s officers, directors and other service providers are engaged under consulting agreements under which compensation consists of the right to purchase shares of the Company’s common stock under a stock purchase agreement, subject to the vesting and repurchase provisions described in Notes 2 and 4, and, for certain consultants, an additional cash payment in an amount to be mutually agreed that is payable only upon a future funding of the Company. No funding event had occurred and no cash compensation was earned, paid or payable under any of the consulting agreements for the period from January 21, 2026 (inception) through July 30, 2026. The consulting arrangements with the Company’s officers and directors, its principal owners (owners of more than 10% of its voting interests) are described below. The related compensation cost is described in Note 5.

On January 21, 2026, the Company entered into a consulting agreement with its Chief Executive Officer, President and a director, and the owner of 44.7% of the Company’s issued shares to serve as President and Chief Executive Officer and lead the development of the Company’s technology. In connection with these services, in March 2026 the CEO purchased 5,000,000 shares of restricted common stock at $0.0001 per share for $500 under a founder stock purchase agreement. The shares vest over 48 months from January 21, 2026, with 25% vesting on the first anniversary and 1/48th monthly thereafter. No shares had vested at July 30, 2026. See Notes 4 and 5.

On June 18, 2026, the Company entered into a consulting agreement with another owner of 22.4% of the Company’s issued shares to serve as a special advisor to the Company. In connection with these services, in July 2026 this individual purchased 2,500,000 shares of restricted common stock at $0.01 per share for $25,000. The shares vest over 48 months from June 18, 2026, with a one-year cliff and 1/48th monthly thereafter. No shares had vested at July 30, 2026. See Notes 4 and 5.

On June 4, 2026, the Company entered into a consulting agreement with an owner of 16.5% of the Company’s issued shares to serve as Chief Product Officer. In connection with these services, in July 2026 this individual purchased 1,850,000 shares of restricted common stock at $0.01 per share for $18,500. The shares vest over 48 months from June 4, 2026, with a one-year cliff and 1/48th monthly thereafter. No shares had vested at July 30, 2026. See Notes 4 and 5.

The purchase price of all of the shares described above was received in cash during the period and is included in the liability for unvested restricted stock at July 30, 2026 as outlined in Note 2.

Note 7. Income Taxes

The Company had no income tax expense for the period ended July 30, 2026, which resulted in an effective tax rate of 0%.

Effective Tax Rate Reconciliation

The effective tax rate reconciliation for the period ended July 30, 2026 is as follows:

	July 30, 2026
	Amount	Percent

U.S. federal statutory tax rate	$(3,433)	21.0%
State and local income taxes, net of federal income tax effect (a)	(963)	5.9%
Foreign tax effects	-	-
Effect of changes in tax laws or rates enacted in the current period	-	-
Effect of cross-border tax laws	-	-
Tax credits	-	-
Change in valuation allowances	4,028	(24.6%)
Nontaxable or nondeductible items	368	(2.3%)
Changes in unrecognized tax benefits	-	-
Other adjustments	-	-
Income tax expense and effective tax rate	$0	(0.0%)

(a)	The following state makes up the majority (greater than 50%) of the tax effect in this category: California.

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Deferred Income Taxes

The tax effects of significant items comprising the Company’s deferred income taxes are as follows:

July 30, 2026
Amount

Deferred tax assets:
Net operating loss carryforwards	$3,171
Capitalized legal fees	994
Total deferred tax assets	4,165
Valuation allowance	(4,028)
Deferred tax assets, net of valuation allowance	137
Deferred tax liabilities:
Computer and equipment	(137)
Net deferred tax asset	$-

As of July 30, 2026, the Company had federal and California net operating loss (“NOL”) carryforwards of approximately $11,532 and $10,732, respectively. The federal NOL carryforwards may be carried forward indefinitely, and the California NOL carryforwards begin to expire in 2046. The Company has not filed any tax returns since inception.

In assessing the need for a valuation allowance, management must determine that there will be sufficient taxable income to allow for the realization of deferred tax assets. Based upon the historical and anticipated future losses, management has determined that the deferred tax assets do not meet the more-likely-than-not threshold for realizability. Accordingly, a full valuation allowance has been recorded against the Company’s net deferred tax assets as of July 30, 2026.

The Company will recognize interest and penalties, if any, related to uncertain tax positions in income tax expense. As of July 30, 2026, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s statement of operations.

Cash paid for income taxes, net of refunds, was $0 for the period ended July 30, 2026.

Note 8. Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are available to be issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. As of the balance sheet date, there were no contingent liabilities to assess.

Commitments

Under the consulting agreements with its service providers, the Company is obligated to pay additional cash compensation in amounts to be mutually agreed upon a future funding of the Company. These amounts are not determinable and no funding event had occurred throughout the period ended July 30, 2026; accordingly, no liability has been recognized.

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Strategic Development Agreement

On July 10, 2026, the Company entered into a Strategic Development Agreement with Palomino, effective July 13, 2026, with a term of three years, under which the parties collaborate on the development of connectivity products under statements of work and each party bears the costs of its own development activities unless otherwise agreed in writing. Under the initial statement of work, Palomino agreed to pay the Company non-recurring engineering fees totaling $2.0 million upon the achievement of development milestones scheduled between August 2026 and September 2027, payable within 30 days of Palomino’s approval of each completed milestone. No milestone had been achieved, and no amounts had been earned, billed or received under the agreement at July 30, 2026. The original agreement states that either party may terminate the agreement or any statement of work on 90 days’ written notice, or on 30 days’ written notice if the other party undergoes a change of control. Refer to Note 9 for the subsequent termination of the agreement.

Litigation

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. There are no matters currently outstanding.

Indemnification

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, business partners, and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with officers and members of the board of directors that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. As of July 30, 2026, the Company had not experienced any losses related to these indemnification obligations, and no claims with respect thereto were outstanding.

Note 9. Subsequent Events

The Company has evaluated subsequent events through October 14, 2026, the date the financial statements were available to be issued and has identified the following events requiring disclosure. Other than the matters described below, no other events or transactions occurred after July 30, 2026 that require recognition or disclosure in these financial statements.

Change of Control

On July 31, 2026, the Company, its stockholders and Palomino entered into a Share Exchange Agreement (“SEA”) and Plan of Reorganization (the “Share Exchange Agreement”), which had been approved by the Company’s board of directors and its disinterested stockholders and, on July 30, 2026, by Palomino’s board of directors. Under the Share Exchange Agreement, the Company’s stockholders exchanged all 11,180,000 issued shares of the Company’s common stock, including 11,141,666 unvested shares (see section below on “Replacement Awards” for 30,000 shares that accelerated vest at closing) that remained subject to the Company’s repurchase right, for 4,472,000 shares of Palomino common stock, par value $0.0001 per share, at a fixed ratio of 0.4 Palomino share for each Company share. The transaction closed on July 31, 2026, and the Company became a wholly owned subsidiary of Palomino. The exchange did not change the number of shares of the Company’s common stock issued, which remained 11,180,000 at July 30, 2026, or the Company’s authorized capital. The Company’s officers and directors resigned effective at the closing, and Palomino’s designees, Jason Tu as Chief Executive Officer and director and Richard Ogawa as director, were appointed. The Company’s liability for unvested restricted stock of $55,980 at July 30, 2026 was assumed in the acquisition opening balance sheet and continues to be refundable to the holders only upon forfeiture of the related shares.

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Replacement Awards

Under the Share Exchange Agreement, Palomino assumed each of the Company’s stock purchase agreements on substantially similar terms, as such the Palomino shares received in exchange for unvested shares of the Company remain subject to the same vesting schedules, except as described below. Palomino also assumed the right to repurchase unvested shares at the original purchase price.

The original Vega Links awards provide for double-trigger acceleration on an involuntary termination in connection with or following a change of control, and for separate acceleration on an involuntary termination before a change of control. Eleven stockholders agreed to waive the change-in-control provisions contained in their respective Stock Purchase Agreements, such waiver was limited to this transaction and does not constitute a general waiver of their rights under the agreements. In addition, none of the Company’s stockholders, including the one stockholder who did not waive such provisions, experienced an involuntary termination of service as defined in their respective Stock Purchase Agreements; accordingly, no acceleration of vesting rights was triggered under such provisions. Eight stockholders agreed to a three-year lock-up of their Palomino shares from the first trading date of Palomino common stock. In connection with the share exchange, the vesting periods of the restricted stock awards held by two stockholders were changed to 12 months, and the 30,000 unvested shares held by one other stockholder vested in full immediately prior to the closing. These changes represent modifications of share-based payment awards under ASC 718-20-35-3. Management is currently evaluating the accounting impact of these modifications, including the measurement of any incremental compensation cost and the period in which it is recognized.

Employment Agreements

Subsequent to the closing, three of the Company’s service providers accepted offers of employment with Palomino and their consulting agreements with the Company terminated on commencement of their employment. The restricted stock awards held by these individuals, which were exchanged for Palomino common stock in the share exchange, continue to vest under the terms of the stock purchase agreements assumed by Palomino, with their service to Palomino satisfying the service condition. The Company’s remaining service providers continue to provide services under their consulting agreements as assumed by Palomino.

Funding and Cash Management by Palomino

In August 2026, the Strategic Development Agreement described in Note 8, under which Palomino would have paid the Company up to $2.0 million of milestone-based non-recurring engineering fees, was mutually terminated as Palomino has funded the Company’s development activities directly since the closing. No milestone had been achieved and no amounts were earned, paid or payable under the agreement before its termination.

As part of the integration of the Company into Palomino’s centralized treasury function, the Company transferred substantially all of its cash to Palomino. Following the transfer, the Company held cash of approximately $254 as of October 14, 2026, and its remaining operating and administrative costs are funded by Palomino as they are incurred.

On September 24, 2026, Palomino repaid, on the Company’s behalf, the $25,000 non-interest-bearing loan from the Company’s former Chief Executive Officer described in Note 6.

Strategic Development Agreement

Following the share exchange, the Strategic Development Agreement became an arrangement between the Company and its parent, and Palomino began funding the Company’s development activities directly. The agreement was subsequently terminated, and no amount was paid or became payable under it.

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